Phase 1 Clinical Data of SL-325, a Potentially First-In-Class DR3 Blocking Antibody & Pipeline Update SHATTUCK LABS, INC. NASDAQ: STTK Exhibit 99.3

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Call Agenda and Participants SL-325 Phase 2b Study in Crohn’s Disease RECEPTIVE-CD1 Taylor Schreiber, MD, PhD Chief Executive Officer Lini Pandite, MD, MBA Chief Medical Officer Suresh De Silva, PhD Chief Scientific Officer Michael Choi, MD VP Clinical Development Andrew Neill, MBA Chief Financial Officer All Closing and Q&A SL-846, A Potentially First-In-Class DR3 x IL-23R Bispecific Antibody SL-325 Phase 1 Results TL1A/DR3 Biology Potential Advantages of DR3 Blockade Introduction

Introduction SL-325 DR3 SL-325 is a fully human, Fc-silenced, IgG1 monoclonal antibody (mAb) that selectively binds to DR3 and blocks its interaction with TL1A* DR3 blockade has the potential to provide superior efficacy in comparison to TL1A blockade because: DR3 is a more abundant and stable target than TL1A Immunogenicity due to immune complex formation is not expected for SL-325 Phase 1 first-in-human trial evaluated the safety, tolerability, pharmacokinetics (PK), immunogenicity, and pharmacodynamic (PD) effects of SL-325 in healthy participants (NCT07158437) Key Findings Well tolerated across all dose levels, with a safety profile similar to those reported for anti-TL1A mAbs Prolonged blockade of TL1A binding at low doses may support quarterly maintenance dosing intervals No evidence of DR3 agonism, confirming SL-325 is a pure DR3 blocking antibody Potentially best-in-mechanism immunogenicity profile with ADA rate of 3.7% *Hussain M et al. IBD Journal 2026. In Press

SL-325 Is a High-Affinity, Highly Specific, DR3 Blocking Antibody

- TL1A is the sole known signaling ligand for DR3 and does not signal through any other receptors
- SL-325 potently inhibits TL1A binding to DR3
- SL-325 does not bind DcR3, allowing TL1A clearance by DcR3 to remain intact
- SL-325 binds DR3 with very high affinity (1.3 pM)
- Highly durable blockade of TL1A binding is expected to extend dosing intervals
- By targeting membrane-bound DR3 rather than soluble TL1A, SL-325 is designed to avoid circulating TL1A immune complex formation which leads to high ADA rates



TL1A Is Primarily Expressed by Tissue-Resident APCs
DR3 Is Primarily Expressed by Lymphoid Cells In Blood and Tissue
TL1A
DR3
SL-325
protease cleavage
soluble TL1A
DcR3
binds to soluble TL1A

Bamias G. *Gut* 2025;**74**:652-668
Hussain M et al. *IBD Journal* 2026. In Press

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Potentially First-in-Class Pipeline Targeting DR3

LEAD	TARGET(S)	INDICATIONS	IND-ENABLING	PHASE 1	PHASE 2	EXPECTED MILESTONES
SL-325	DR3	IBD *Potentially RA, PsA, HS, other I&I*	■	■		• *Phase 2b in Crohn's disease Initiation in Q3 2026* • *Phase 2b in CD 12W Induction Data in 1H 2028*
SL-425 EXTENDED HALF-LIFE	DR3	*Potentially RA, PsA, HS, other I&I*	■			
SL-846 EXTENDED HALF-LIFE	DR3 X IL-23R	*Potentially IBD, PsA, other I&I*	■			• *Phase 1 Initiation in 1H 2027*

- Developing potentially first-in-class DR3 monospecific and bispecific antibodies
- DR3 blockade with SL-325 provides potentially best-in-mechanism immunogenicity compared to TL1A blocking antibodies
- Blocking DR3 may provide more potent inhibition of the TL1A/DR3 axis than TL1A blockade due to more durable inhibition of TL1A signaling

IBD = Inflammatory Bowel Disease; RA = rheumatoid arthritis; PsA = psoriatic arthritis; HS = hidradenitis suppurativa, I&I = inflammatory and immune-mediated diseases

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Immune Complex Mediated Immunogenicity Limits Efficacy of TL1A Blocking Antibodies

- Anti-TL1A antibody binding to soluble TL1A in blood is an undesired site of action that causes immune complex formation
- This leads to anti-drug antibody (ADA) rates for anti-TL1A antibodies of 48-100% in Phase 1 trials*
- Both total ADA and neutralizing ADA cause similar reduction in efficacy**
- ADA can accelerate clearance of TL1A blocking antibodies, which correlates with reduced efficacy*



Anti-TL1A Antibody (eg. Afimkibart, Tulisokibart, Duvakitug, SPY-002)
Anti-TL1A Antibodies Cause Accumulation of Immune Complexes in the Blood
Undesired Effect
Immune Complexes Cause ADA Formation
Anti-TL1A Antibodies Block TL1A & Reduce Inflammation in the Gut
Desired Effect
ADA Accelerate Antibody Clearance and Reduce Efficacy
Anti-TL1A Ab Concentration
ADA Titer

*Danese S et al. *Lancet Gastroenterol and Hepatol.* 2025;**10**:882-895; SYRE Corp Update 6/17/2025; Balyan R et al. *J Crohn's and Colitis* 2024;18:1206-1207; RXDX Corp Update 12/7/2021; XNCR Corp Update 5/4/2026.
Emery P et al. *Scand J Rheumatol* 2020;49**:361-370
Created in https://BioRender.com

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*Combined 450 mg and 900 mg dose levels **50à50, 150à150 and 450à450 mg dose levels combined ***AT-IR patients Data in the figure are presented as a proportion of the total number of patients in remission at the maintenance timepoint relative to the induction timepoint. Example for upadacitinib: 90 patients in remission in maintenance divided by 55 patients in remission at induction equates to an increase in the number of patients in remission from induction to maintenance of 38% High ADA May Limit Durability of Clinical Benefit in IBD The mechanism of immune complex formation is similar for anti-TL1A and anti-TNF antibodies, leading to high rates of ADA to both classes ADA rates to IL-23 inhibitors are significantly lower than TL1A or TNF inhibitors The number of patients in clinical remission improves over time for IBD drugs with low rates of ADA Placebo Adjusted Clinical Remission at Induction No. Patients in Remission Induction Maintenance Infliximab UC FDA Label 19.5% 161 160 Adalimumab UC Sandborn Gastro 2012, FDA Label 8.25% 41 43 Tulisokibart UC Ma C UEGW 2024 25% 18 19 Duvakitug UC* Teva Corp Updates 2/24/2025 & 2/19/2026 27% 39 37 Afimkibart UC Danese S, Lancet Gastro 2025** 20% 33 33 Upadacitinib UC Danese, Lancet 2022 29% 58 80 Tofacitinib UC Sandborn, NEJM 2017, FDA Label 13% 55 90 Ustekinumab UC Sands, NEJM 2019, FDA Label 12% 41 79 Risankizumab UC Panaccione, J Crohn’s & Colitis 2025***, FDA Label 16% 38 90

Immune Complexes Between TL1A and Anti-TL1A Antibodies Directly Increase TL1A Expression



Anti-TL1A antibodies combine with free TL1A in serum

This converts free TL1A to immune-complexed TL1A, leading to increased total TL1A in serum

Immune complexed TL1A then triggers a feedback loop increasing TL1A production



Fold-change in TL1A mRNA
100
80
60
40
20
0
75.3
5.3
2.6
Tulisokibart/TL1A IC
TL1A Alone
Tulisokibart Alone

Tulisokibart/TL1A immune complex (IC) triggers >75-fold increase in TL1A production by human monocytes *in vitro***

A feedback loop of TL1A immune complexes increasing TL1A expression may:

- Further increase immunogenicity risk
- Increase the amount of antibody needed to neutralize free TL1A, potentially contributing to high dose requirements for TL1A antibodies

*Meylan et al. Immunity 2008; **29**:79-89

**Data demonstrate fold increase in TL1A mRNA expression from human monocytes following exposure to the indicated test articles *in vitro*. Study conducted by Shattuck. Study utilized a sequence-equivalent of tulisokibart.

Created in https://BioRender.com

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Phase 1 Clinical Trial of SL-325 in Healthy Participants 0.1 mg/kg 1 mg/kg 0.3 mg/kg 3 mg/kg 1 mg/kg 10 mg/kg 3 mg/kg 10 mg/kg 30 mg/kg Single Ascending Dose PART B Multiple Ascending Dose (3 doses, q2w) Single ascending dose (SAD) and multiple ascending dose (MAD) study in healthy participants Dosing is complete for all 72 participants Phase 1 Clinical Trial Design Key Questions Evaluated in Phase 1 Is SL-325 as well tolerated as anti-TL1A antibodies? Does human data confirm that SL-325 is a pure DR3 blocking antibody? How durable is DR3 occupancy, and what does that translate to with regard to expected maintenance dosing intervals? Is SL-325 less immunogenic than TL1A blocking antibodies? INCREASING DOSE PART A 6 SL-325 : 2 Placebo Participants Per Cohort 6 SL-325 : 2 Placebo Participants Per Cohort Placebo SL-325 N 18 54 Median Age (years, range) 31 (21, 53) 35 (22, 54) Sex, % Female 56 69 Participant Demographics

SL-325 Was Safe and Well Tolerated Across a Wide Dosing Range

- Data are inclusive of all participants in all SAD and MAD cohorts
- TEAE observed in ≥2 participants included: headache, nasal congestion, nausea, venipuncture site pain, cough, diarrhea, feeling hot, hyperhidrosis, dizziness, urinary tract infection, arthropod bite, and elective termination of pregnancy
- Mild TRAE (all Grade 1) observed in ≥2 participants included: headache (n=8), hyperhidrosis (n=2), dizziness (n=2), feeling hot (n=2)
- SL-325 was discontinued in one participant who experienced a mild IRR (Grade 1)*

		SL-325 DOSE LEVEL (mg/kg)					
	Placebo	**0.1**	**0.3**	**1.0**	**3.0**	**10**	**30**
N	18	6	6	12	12	12	6
≥ 1 TEAE	5	2	2	6	7	4	2
≥ 1 TRAE							
Mild (SAD)	1	0	0	1	2	0	1
Mild (MAD)	0	-	-	2	3	3	-
Moderate	0	0	0	0	0	0	0
Severe	0	0	0	0	0	0	0
Serious AE	0	0	0	0	0	0	0
Discontinued Due to TRAE	0	0	0	0	0	1*	0

TEAE = treatment emergent adverse events; TRAE = treatment related or possibly related adverse events; IRR = infusion-related reaction
*The participant experienced a mild IRR during the second infusion. The symptoms resolved without therapeutic intervention and within 10 minutes. ADA remained negative. The participant was diagnosed with severe Strep throat the following day. The underlying medical condition may have contributed to the reaction. The third dose was not given.

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*Cytokine panel evaluated: IFNγ, TNFα, IL-1β, IL-2, IL-4, IL-6, IL-8, IL-10, IL-12 and IL-13 No Evidence of Residual DR3 Agonism in Phase 1 in Healthy Human Participants The risk of agonism must be discharged for receptor targeted antibodies No SL-325 mediated changes in serum cytokines were observed (IFNγ shown as example below)* No change from baseline in the serum concentration of TL1A was observed These data corroborate our preclinical findings that SL-325 is a pure DR3 blocking antibody Dose Level No changes from pre-dose in proportions of cells (upper panels), nor the proportion of proliferating cells (lower panels) at any dose level

PK Profile of SL-325 from Phase 1 in Healthy Human Participants Dose proportional increase in Cmax and AUClast across all dose levels from 0.1 to 30 mg/kg Clearance consistent across all dose levels Estimated half-life of 16 days Figure shows participant-level PK profiles from all SAD cohorts Accumulation ratio of between 1.64-1.75 with repeated dosing

A Single Dose of SL-325 Blocked TL1A Binding in a Dose-Dependent Manner for Months DR3 occupancy was measured by inhibition of TL1A binding Full DR3 occupancy was achieved even at the lowest dose of 0.1 mg/kg Dose-dependent extension in the duration of TL1A blockade was observed, lasting months at ≥1 mg/kg Durable inhibition of TL1A binding could enable quarterly dosing intervals in the maintenance phase of therapy for SL-325 Shattuck has developed a subcutaneous formulation of SL-325, and these data also potentially indicate feasibility of administration with an autoinjector pen

Anti-Drug Antibody (ADA) Assay Performance and Data Interpretability

- **Inadequate assay tolerance contributes to a commonly held belief that higher doses of drug lead to lower incidence of ADA**
- Sponsors commonly report ADA qualitatively, or simply report an ADA percentage
- ADA assay results are only valid if the serum concentration of the therapeutic antibody is below the assay's drug tolerance threshold (Assay Tolerance) at the time of sample analysis
- FDA has reported that only 25% of antibodies have sufficient drug tolerance in the ADA assay at the time of BLA submission*
- This may be a source of high rates of false-negative results in reported ADA percentages, especially in high-dose cohorts.



Dynamic Range of ADA Assays
0
ADA reported negative even if present
Valid Range of Assay
ADA undetectable even if present
Assay Tolerance
Can the assay detect ADA in the presence of high drug concentrations?
Assay Sensitivity
Does the assay detect low-titer ADA?

*Wang Y et al. *Pharm Res* 2012;**29**:3384-3392, Wang Y ASCPT 2017

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SL-325 Demonstrated a Potentially Best-In-Mechanism Immunogenicity Profile with 3.7% ADA

- SL-325 ADA assay has a sensitivity of 5 ng/mL and assay tolerance up to SL-325 concentrations of 160 µg/mL in serum
- Data includes all participants from all SAD and MAD cohorts in all dose levels in the study**
- ADA were observed in 2/54 participants who received SL-325.
- In the two participants who developed ADA, titers remained low (8 and 16), without any impact on PK or RO
- Longitudinal sampling was performed to ensure that SL-325 concentrations fell within the dynamic range of the ADA assay for all study participants


Reported ADA Rates from Phase 1 Trials*
% ADA+ Participants
100
80
60
40
20
0
3.7%
65%
48%
57%
82%
RXDX Corp Update 12/7/2021
Balyan R et al J Crohns Colitis 2024
XNCR Corp Update 5/5/2026
Danese S et al. Clin Gastroenterol and Hepatol. 2021
SL-325
Tulisokibart
Duvakitug
XmAb942
Afimkibart

Afimkibart ADA titer of ≤60 was reported as ADA negative: Danese S et al. *Lancet Gastroenterol and Hepatol.* 2025;**10**:882-895

SL-325 ADA rate is 0% when analyzed using this cutoff.

*ADA rates are provided as they were reported in the referenced publications/reports. These data were not generated in head-to-head clinical trials. Comparisons across trials have inherent limitations and caution should be exercised when comparing data from unrelated studies.

**Data as of June 8, 2026. As of the cutoff date, ADA follow up complete for all SAD cohorts and the 1.0 mg/kg MAD cohort. For the 3.0 mg/kg and 10 mg/kg MAD cohorts, each participant has had at least three valid negative ADA assay results, including after the last dose, with continued confirmatory follow-up ongoing.

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Key Questions Answered in Phase 1 for SL-325 Is SL-325 as well-tolerated as anti-TL1A antibodies? Yes, SL-325 was well tolerated across a wide dosing range. Does human data confirm that SL-325 is a pure DR3 blocking antibody? Yes, SL-325 is a pure blocking antibody with no evidence of residual agonism. How durable is DR3 occupancy, and what does that translate to for expected maintenance dosing intervals? A single dose of SL-325 inhibits TL1A binding to DR3 for months, potentially enabling quarterly dosing intervals. Is SL-325 less immunogenic than TL1A blocking antibodies? Potentially best-in-mechanism immunogenicity profile with ADA rate of 3.7%

RECEPTIVE-CD1 A Multi-Dose, Placebo-Controlled Planned Phase 2b Study of SL-325 in Crohn's Disease

Study Design Elements

- Double-blind, placebo-controlled
- IV induction and maintenance
- Dose selection informed by Phase 1 PK/RO based QSP modeling with >95% TL1A signal inhibition throughout the dosing interval

Population

- Moderate to severe CD (CDAI 220-450)
- All patients have opportunity to receive SL-325
- N = 174, randomized 1:1:1

Key Endpoints

- Primary: Endoscopic response at 12 weeks
- Secondary: Clinical remission at 12 weeks


12 Week Induction
40 Week Maintenance
→ LTE
SL-325 HD
SL-325 HD
SL-325 LD
SL-325 LD
Placebo
SL-325 HD
Blinded

HD = high dose, LD = low dose, LTE = long term extension

*Study design as currently contemplated, subject to change

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SL-846 A Potentially First-in-Class DR3 x IL-23R Bispecific Antibody

Strategies to Block TL1A/DR3 in Future Combination Therapy Created in https://BioRender.com

TL1A-Directed Bispecific Antibodies Are Hyper-Immunogenic

Immune Complex Formation is a Shared Source of Immunogenicity for TL1A and TNFα Directed Bispecific Antibodies

TL1A bsAb Immune Complex



TNFα bsAb Immune Complex





	AMG966 TL1A x TNFα	**RG6730/RO7837195** TL1A x IL23 p40	**JNJ-61178104** **ABT-122** **COVA322** IL-17A x TNFα
Reported ADA Rate	98.1%	100%	56-100%
Reported Neutralizing ADA Rate	100%	83%	Not Reported
Other	Resulted in increased drug clearance	ISRs common with repeated dosing	TNFα directed bsAb terminated in early development due to ADA

Kroenke M et al. *Frontiers Immunol* 2021; Neelakantan S et al. *Br J Clin Pharmacol* 2026 Genovese M et al. *Arth & Rheumatol* 2018; Kroenke M et al. *AAPS Journal* 2021
Created in https://BioRender.com

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SL-846 – A Potentially First-In-Class DR3 x IL-23R Half-Life Extended Bispecific Antibody DR3 Binding Arm IL-23R Binding Arm Same binding epitope as SL-325 Avoids risk of immune complex formation Enables binding in cis to IL-23R expressing cells Validated mechanism of action (icotrokinra) Similar in vitro potency when compared to icotrokinra and risankizumab Enables binding in cis to DR3 expressing cells Effector-Null Human IgG1 Fc Mutations to remove Fc gamma receptor binding potential Knob-In-Hole Recombination Clinically validated bispecific antibody format Half-Life Extended Substitutions to increase exposure and allow for extended dosing intervals

*Sequence equivalents of tulisokibart, risankizumab, and icotrokinra SL-846 Demonstrated Competitive In Vitro Potency to Icotrokinra and Risankizumab SL-846 was tested head-to-head against tulisokibart, risankizumab and icotrokinra* in a variety of in vitro binding and potency assays SL-846 performed similarly to, or slightly better than, each assay relative to the TL1A or IL-23 control Additional pre-clinical characterization of SL-846 versus controls will be provided at an upcoming medical meeting

Conclusions SL-325 Has the Profile of a Winning Antibody Phase 2 Initiation in CD Expected in Q3 2026 12W Induction Data Expected in 1H 2028 SL-846 is a Potentially First-In-Class DR3 x IL-23R Bispecific Antibody NHP Tox/Immunogenicity Data Expected in 2H 2026 Phase 1 Initiation Expected in 1H 2027 Potentially best-in-mechanism ADA rate from the completed Phase 1 study with a highly drug-tolerant assay and longitudinal sampling SL-325 was well-tolerated across a wide dose range, with a safety profile consistent with those reported for the TL1A class PK and RO results support the potential for extended dosing intervals during maintenance therapy while maintaining full blockade of TL1A binding Low dose levels required for durable RO potentially indicate feasibility of administration with a SC autoinjector pen SL-325 will soon enter a Phase 2b clinical proof of concept study in Crohn’s Disease Unlocks blockade of the TL1A/DR3 pathway in a bispecific without immune complex related ADA risk associated with TL1A antibodies Pre-clinical studies showed similar potency to icotrokinra and risankizumab Leverages the clinical data generated to date with SL-325 Combination in a single drug enables simpler clinical proof of concept study designs with two of the most promising target classes in I&I disease Opens portfolio expansion to target indications where IL-23 inhibition is clinically validated

Thank You SHATTUCK LABS, INC. NASDAQ: STTK INVESTORRELATIONS@SHATTUCKLABS.COM